EXHIBIT 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

In connection with the Annual Report on Form 10-K , as amended by Amendment No. 2 thereto on Form 10-K/A (the “Report”) of Data Systems & Software Inc. (the "Company") for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael Barth, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	the Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2006

/s/ Michael Barth ----------------------- Michael Barth, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)